UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 16, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1860 Montreal Rd, Tucker, GA	30084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 16, 2015, the Board of Directors of Cocrystal Pharma, Inc. (the “Company”) appointed Curtis Dale to serve as Interim Chief Financial Officer of the Company, effective immediately subsequent to the November 17, 2015 filing of the Company’s Form 10-Q for the Quarter ended September 30, 2015. Mr. Dale’s appointment coincides with the Company’s consolidation of operations in its Tucker, Georgia headquarters.  Mr. Dale replaced the Company’s former Chief Financial Officer, Gerald McGuire, who served in the Company’s Bothell, Washington offices and elected not to relocate to Georgia.

Since September 2015, Mr. Dale has served as Controller of the Company. From April 2014 through March 2015, he served as Director of Financial Planning and Analysis for Carestream Dental LLC. Prior to that, from August 2012 through April 2014, he served as Director of Accounting and Finance for Gabriel Brothers, Inc. In 2012, Mr. Dale served as Legal Operations Consultant for NCR Corporation. In 2011, he served as the Head of North American Financial Reporting for Ciba Vision. From 2010 through 2011, he served as the Chief Financial Officer for MedLink Georgia, Inc. and from 2008 through 2010, he served as the Executive Director of Finance and Administration for Saint Joseph’s Translational Research Institute. Mr. Dale is 58 years old.

Mr. Dale did not enter into a formal employment agreement with the Company in connection with his appointment and will serve as Interim Chief Financial Officer on an at-will basis. The Company has agreed to pay Mr. Dale $6,000 a month for his service as Interim Chief Financial Officer. As noted above, Mr. Dale also serves as the Company’s Controller. Mr. Dale previously entered into an employment agreement with the Company in connection with his service as Controller pursuant to which he receives an annual base salary of $125,000 and is eligible to receive a discretionary annual bonus, to be determined by the Company’s Compensation Committee. In addition, the agreement provides that, subject to Board approval, the Company will grant Mr. Dale 100,000 ten-year stock options, vesting in four equal annual increments with the first vesting date being one year from grant date, subject to continued employment and accelerated vesting under certain conditions.

Item 9.01   Financial Statements and Exhibits

Exhibit No.	Exhibit

10.1	Curtis Dale Employment Agreement (Controller), effective as of September 21, 2015*

* Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2015	Cocrystal Pharma, Inc. By: /s/ Walt A. Linscott Name: Walt A. Linscott Title: General Counsel and Secretary